Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated February 8, 2024, relating to the financial statements of Fortis Inc. (the “Corporation”) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

St. John’s, Canada

December 9, 2024

Member of Deloitte Touche Tohmatsu Limited